EXHIBIT 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

                              STEVEN H. MERMELSTEIN
                           Certified Public Accountant
                                  2523 Avenue P
                               Brooklyn, NY 11229

I hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of my report dated February 8, 1999, relating to the consolidated financial statements of Webspan, Inc. as of December 31, 1996 and 1997 and for the two years then ended, appearing in Frontline Communications Corporation's Current Report on Form 8-K/A, dated March 2, 1999.

I also consent to the reference to me under the caption "Experts" in the prospectus.

                                          /s/ Steven H. Mermelstein
                                          ----------------------------
                                          Steven H. Mermelstein, CPA


November 22, 1999